Exhibit 99.1

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Abiomed Team,

On behalf of everyone at Johnson & Johnson, we look forward to welcoming you to our organization.

Like your Four Guiding Principles and patients first philosophy, Johnson & Johnson is guided by Our Credo [LINK: https://www.jnj.com/credo/] and Our Purpose [LINK: https://www.jnj.com/living-our-values] to profoundly change the future of health for humanity. Your winning culture and unwavering dedication to innovation is inspiring. Congratulations on all you have achieved.

This week’s announcement marks an important step in the execution of our strategic priorities and our vision for the new Johnson & Johnson focused on MedTech and Pharmaceuticals. Johnson & Johnson is committed to strengthening our leading position in MedTech by entering some of the fastest-growing segments. We are excited to be adding Abiomed – and above all the talented Abiomed team under the leadership of your future President Andrew Greenfield – to the Johnson & Johnson [LINK: https://www.jnj.com/about-jnj] family.

Together, we will be able to serve even more patients around the world and continue to advance the mission to make heart recovery the global standard of care. Our priority throughout this process is to minimize disruption to product development and to Abiomed employees and customers.

While exciting, we understand that these changes raise concerns about the unknown. Please know that Johnson & Johnson is committed to growing Abiomed, and your talented team is critical to our success. We are committed to listening and learning about your team’s culture and processes so that we can continue to enable those ways of working that have made Abiomed the leader it is today.

On Monday, November 7, some members of my team and I will visit Abiomed’s headquarters in Danvers to introduce ourselves and answer your questions. More details on our visit will be shared soon by Abiomed leadership.

This week’s announcement is just the first step, and we look forward to what we will accomplish together for millions of patients around the world. Our future is bright, and you will play a critical role in it. We are excited for what we will do together.

Ashley McEvoy

EVP and Worldwide Chairman

Johnson & Johnson MedTech

Abiomed-Team,

Im Namen aller Mitarbeiter von Johnson & Johnson freuen wir uns, Euch in unserem Unternehmen begrüßen zu dürfen.

Wie Eure vier Leitprinzipien und die Philosophie “Patient first – Patienten an erster Stelle” wird auch Johnson & Johnson von unserem Credo [LINK: https://www.jnj.de/ueberjnj/unsercredo] und unserer Zielsetzung [LINK: https://www.jnj.com/living-our-values] geleitet, die Zukunft der Gesundheit für die Menschheit tiefgreifend zu verändern. Eure erfolgreiche Unternehmenskultur und Euer unermüdlicher Einsatz für Innovationen sind inspirierend. Herzlichen Glückwunsch zu allem, was Ihr bisher erreicht habt.

Die Ankündigung dieser Woche markiert einen wichtigen Schritt in der Umsetzung unserer strategischen Prioritäten und unserer Vision für das neue Johnson & Johnson, das sich auf MedTech und Pharmazeutika konzentriert. Johnson & Johnson ist bestrebt, seine führende Position in der Medizintechnik durch den Eintritt in einige der am schnellsten wachsenden Segmente zu stärken. Wir freuen uns, Abiomed—und vor allem das talentierte Abiomed-Team unter der Leitung Ihres künftigen Präsidenten Andrew Greenfield—in die Johnson & Johnson-Familie [LINK: https://www.jnj.de/ueber-jnj] aufzunehmen.

Gemeinsam werden wir in der Lage sein, noch mehr Patienten auf der ganzen Welt zu versorgen und die Mission weiter voranzutreiben, die Wiederherstellung des Herzens zum weltweiten Standard der Pflege und Versorgung zu machen. Unsere Priorität während dieses Prozesses ist es, mögliche Störungen in der Produktentwicklung sowie in der Verbindung zu Mitarbeitern und Kunden von Abiomed so gering wie möglich zu halten.

Wir verstehen, dass diese Veränderungen zwar aufregend sind, aber auch Ängste vor dem Unbekannten hervorrufen. Seid versichert, dass Johnson & Johnson sich dem Wachstum von Abiomed verschrieben hat und dass Euer talentiertes Team entscheidend für unseren Erfolg ist. Wir sind bestrebt, Euch zuzuhören und mehr über die Kultur und die Prozesse Eures Teams und der Zusammenarbeit zu erfahren, damit wir weiterhin die Arbeitsweisen ermöglichen können, die Abiomed zu dem führenden Unternehmen gemacht haben, das es heute ist.

Am Montag, den 7. November werden einige Mitglieder meines Teams und ich den Hauptsitz von Abiomed in Danvers besuchen, um uns vorzustellen und Eure Fragen zu beantworten. Weitere Einzelheiten zu unserem Besuch werden in Kürze von Eurem Abiomed-Management bekannt gegeben.

Die Ankündigung in dieser Woche ist nur der erste Schritt, und wir freuen uns auf das, was wir gemeinsam für Millionen von Patienten in aller Welt erreichen werden. Unsere Zukunft ist rosig, und Ihr werdet dabei eine entscheidende Rolle spielen. Wir sind gespannt auf das, was wir gemeinsam erreichen werden.

Ashley McEvoy

EVP and Worldwide Chairman

Johnson & Johnson MedTech

アビオメッドチームの皆さん

ジョンソン・エンド・ジョンソンの従業員を代表して、アビオメッドの皆さんがチームの一員となられることを心より歓迎いたします。

アビオメッドの４原則や患者さん第一の考えと同じように、ジョンソン・エンド・ジョンソンには、人々の健康の未来を大きく変えるために、「我が信条（ Our Credo）[LINK: https://www.jnj.co.jp/jnj-group/our-credo]」と「Our Purpose [LINK: https://www.jnj.com/living-our-values] 」と言う指針があります。アビオメッドのウィニングカルチャーの継続とイノベーションへの揺るぎない献身に私はとても心動かされました。皆さんが今まで成し遂げてきたことすべてに、心より感謝申し上げます。

今週の発表は、当社の戦略的優先事項の実行と、 MedTech（医療機器）および製薬に焦点を当てた新生ジョンソン・エンド・ジョンソンのビジョンにとって重要なステップとなるものです。ジョンソン・エンド・ジョンソンは、最も急成長しているセグメントに参入することで、 MedTechにおける当社の主導的地位を強化することをお約束します。私たちは、アビオメッド、そして何よりも、次期プレジデントであるアンドリュー・グリーンフィールドが率いる有能なアビオメッドチームをジョンソン・エンド・ジョンソンファミリー [LINK: https://www.jnj.co.jp/jnj-group]にお迎えすることができることを心より嬉しく思います。

私たちは共に、世界中のさらに多くの患者さんに製品を提供し、心機能回復を世界の標準治療とする使命を前進させ続けることができるでしょう 。このプロセスを通じて私たちが優先するのは、製品開発、アビオメッドの社員と顧客への混乱を最小限に抑えることです。

エキサイティングなことではありますが、このような変化によって将来の未知のものに対して懸念を抱いてしまうことは十分理解しています。ジョンソン・エンド・ジョンソンはアビオメッドの成長に尽力し、アビオメッドの有能なチームが私たちの成功に不可欠であると言うことを忘れないでください。私たちは、アビオメッドのチームの文化やプロセスに耳を傾け、学び、アビオメッドが業界のリーダーであ理続けることを実現する皆さんの働き方を継続できるよう、尽力していきます。

11月7日（月）、私と私のチームの数名がダンバースにあるアビオメッド本社を訪問し、自己紹介と皆さんの質問にお答えする予定です。訪問に関する詳細は、近日中にアビオメッドのリーダーから発表される予定です。

今週の発表はその第一歩であり、世界中の何百万人もの患者さんのために、私たちが共に成し遂げられることを楽しみにしています。私たちの未来は明るく、皆さんはその中で重要な役割を果たすことになります。将来、共に働くことを楽しみにしています。

アシュレイ・マクエボイ

ジョンソン・エンド・ジョンソン

エグゼクティブ・ヴァイス・プレジデント 兼 MedTechワールドワイドチェアマン

Additional Information and Where to Find it

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of ABIOMED, Inc. At the time the offer is commenced, Johnson & Johnson and its merger subsidiary, Athos Merger Sub, Inc., will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and ABIOMED, Inc. will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. ABIOMED, Inc. stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of ABIOMED, Inc. In addition, all of these materials (and all other materials filed by ABIOMED, Inc. with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by ABIOMED, Inc. at https://investors.abiomed.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning. Forward-looking statements include, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for ABIOMED’s business; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties.

Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to how many of ABIOMED’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of this announcement or pendency of the proposed transaction on the ABIOMED’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from ABIOMED’s ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed acquisition may not be realized or may take longer to realize than expected; the successful integration of ABIOMED into Johnson & Johnson subsequent to the closing of the transaction and the timing of such integration; other business effects, including the effects of industry, economic or political conditions outside of ABIOMED’s control; transaction costs; and other risks and uncertainties detailed from time to time in documents filed with the Securities and Exchange Commission (“SEC”) by ABIOMED, including ABIOMED’s current annual report on Form 10-K on file with the SEC, as well as the Schedule 14D-9 to be filed by ABIOMED and the tender offer documents to be filed by Johnson & Johnson and Athos Merger Sub, Inc. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

ABIOMED is providing the information in this filing as of this date and assumes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.